UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024

INTELLIGENT PROTECTION MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38717	20-3191847
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

30 Jericho Executive Plaza, Suite 400E Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 967-5120

Paltalk, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PALT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On January 2, 2025 (the “Closing Date”), Intelligent Protection Management Corp. (f/k/a Paltalk, Inc.) (the “Company”) completed its previously announced acquisition of Newtek Technology Solutions, Inc., a New York corporation (“NTS”), pursuant to that certain Agreement and Plan of Merger (the “Acquisition Agreement”), by and among the Company, PALT Merger Sub 1, Inc., a New York corporation and a direct and wholly owned subsidiary of the Company (“First Merger Sub”), PALT Merger Sub 2, LLC, a Delaware limited liability company and a direct and wholly owned subsidiary of the Company (“Second Merger Sub”), NTS and NewtekOne, Inc., a Maryland corporation and the sole stockholder of NTS (“Newtek”). Pursuant to the terms of the Acquisition Agreement, on the Closing Date: (i) NTS merged with and into First Merger Sub, with NTS continuing as the surviving entity (the “Interim Surviving Entity” and such merger, the “First Step Merger”), and (ii) immediately following the consummation of the First Step Merger, the Interim Surviving Entity merged with and into Second Merger Sub (the “Second Step Merger” and, together with the First Step Merger, the “Acquisition”), with the Second Merger Sub surviving as a wholly owned subsidiary of the Company (in such capacity, the “Surviving Entity”). Following the closing of the Acquisition (the “Acquisition Closing”), the Company changed its name from “Paltalk, Inc.” to “Intelligent Protection Management Corp.”

On the Closing Date and prior to the Acquisition Closing, the Company completed its previously announced sale to Meteor Mobile Holdings, Inc., a Delaware corporation (“Meteor Mobile”), of its telecommunications services provider, “Vumber”, as well as its “Paltalk” and “Camfrog” applications and certain assets and liabilities related to such services provider and applications (the “Transferred Assets” and such sale, the “Divestiture”) pursuant to that certain Asset Purchase Agreement (the “Divestiture Agreement”), by and among the Company, its wholly owned subsidiaries Paltalk Holdings, Inc. (“Paltalk Holdings”), Paltalk Software, Inc., Camshare, Inc., A.V.M. Software, Inc., and Vumber, LLC (collectively, the “Sellers”), and Meteor Mobile. As a result of the Divestiture, the Company is no longer engaged in the business of providing video-based, live streaming, virtual camera and telecommunications software to consumers, as and to the extent such businesses were previously conducted by the Company pursuant to the “Vumber,” “Paltalk” and “Camfrog” applications (the “Business”). In addition, prior to the Acquisition Closing, the Company ceased all operations of the “Tinychat” service and application.

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement

Pursuant to the Acquisition Agreement, on the Closing Date, the Company entered into a Registration Rights Agreement with Newtek (the “Registration Rights Agreement”), pursuant to which, among other things, and subject to certain limitations set forth therein, the Company agreed to use its reasonable best efforts to prepare and file a registration statement registering the resale of the Conversion Shares (as defined herein) as soon as practicable following the Acquisition Closing.

In addition, pursuant to the Registration Rights Agreement, Newtek has the right to require the Company, subject to certain limitations set forth therein, to effect the registration of up to five underwritten offerings of Conversion Shares. The Registration Rights Agreement also provides Newtek with certain customary piggyback registration rights. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

The foregoing description of the Registration Rights Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Section 2 — Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Acquisition

As discussed in the Introductory Note, which is incorporated by reference into this Item 2.01, on the Closing Date, the Company completed its previously announced Acquisition of NTS pursuant to the Acquisition Agreement.

The aggregate consideration delivered by the Company to Newtek at the Acquisition Closing consisted of (i) $4,000,000 in cash (as adjusted pursuant to the Acquisition Agreement, the “Acquisition Closing Cash Consideration”) and (ii) 4,000,000 shares of the Company’s Series A Non-Voting Common Equivalent Stock (the “Preferred Stock” and such shares issued at the Acquisition Closing, the “Acquisition Closing Stock Consideration” and together with the Acquisition Closing Cash Consideration, the “Acquisition Closing Consideration”). The Preferred Stock will automatically convert into one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (subject to certain customary anti-dilution adjustments), upon the occurrence of certain qualifying transfers by Newtek to third parties (the shares of Common Stock issuable upon such conversion, “Conversion Shares”).

In addition to the Acquisition Closing Consideration, the Acquisition Agreement provides that Newtek is entitled to receive an amount up to $5,000,000 (the “Acquisition Earn-Out Amount”) based on the Company’s achievement of certain cumulative average adjusted EBITDA thresholds for the 2025 and 2026 fiscal years. The Acquisition Earn-Out Amount may be paid, at the Company’s sole discretion, in cash (the “Acquisition Earn-Out Cash Consideration”), in shares of Preferred Stock (the “Acquisition Earn-Out Stock Consideration”) or in a combination thereof. Pursuant to the Acquisition Agreement, to the extent that all or a portion of the Acquisition Earn-Out Amount is paid in shares of Preferred Stock, the number of shares of Preferred Stock to be issued to Newtek will be calculated based on the average of the daily volume weighted average prices during each trading day during a 60 calendar-day period ending on December 31, 2026; provided, that in no event shall such price be less than $1.00.

Pursuant to the Acquisition Agreement, if the issuance of the Acquisition Earn-Out Stock Consideration would cause Newtek’s “total equity” (as calculated under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and as implemented and interpreted by the Board of Governors of the Federal Reserve System) in the Company to exceed one-third of the Company’s total equity (the “Total Equity Cap”), then the number of shares of Preferred Stock issuable as Acquisition Earn-Out Stock Consideration will be adjusted so that the Company will issue to Newtek the maximum number of shares of Preferred Stock that would not cause Newtek’s total equity to exceed the Total Equity Cap, with a corresponding increase to the Acquisition Earn-Out Cash Consideration.

The foregoing description of the Acquisition Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated by reference herein.

The Divestiture

As discussed in the Introductory Note, on the Closing Date and prior to the Acquisition Closing, the Company completed its previously announced sale of the Transferred Assets to Meteor Mobile. The consideration delivered by Meteor Mobile to the Company at the closing of the Divestiture consisted of (i) $1,350,000 in cash and (ii) the assumption of all of the liabilities of the Sellers arising out of, or relating to, the Business or the Transferred Assets, other than certain excluded liabilities (the “Divestiture Closing Consideration”).

In addition to the Divestiture Closing Consideration, the Sellers are entitled to receive, with respect to each Earn-Out Period, as defined and described below, certain payments in cash based on the cash revenue, net of any refunds, received by Meteor Mobile that is attributable to the Business (such cash revenue, the “Revenue”), as follows:

●	from the six-month period beginning on July 1, 2025 and ending on December 31, 2025 (“Earn-Out Period 1”), an amount equal to (i) for any Revenue greater than or equal to $3,500,000 and less than $4,250,000, the amount of such Revenue multiplied by 0.30 plus (ii) for any Revenue greater than or equal to $4,250,000, the amount of such Revenue in excess of $4,250,000 multiplied by 0.40; and

●	from each of the twelve-month period beginning on January 1, 2026 and ending on December 31, 2026 (“Earn-Out Period 2”), the twelve-month period beginning on January 1, 2027 and ending on December 31, 2027 (“Earn-Out Period 3”), and the twelve-month period beginning on January 1, 2028 and ending on December 31, 2028 (“Earn-Out Period 4” and collectively with Earn-Out Period 1, Earn-Out Period 2 and Earn-Out Period 3, the “Earn-Out Periods”), an amount equal to (i) for any Revenue greater than or equal to $7,000,000 and less than $8,500,000, the amount of such Revenue multiplied by 0.30 plus (ii) for any Revenue greater than or equal to $8,500,000, the amount of such Revenue in excess of $8,500,000 multiplied by 0.40 (the aggregate amount, if any, earned during the Earn-Out Periods, the “Divestiture Earn-Out Amount”).

In the event of a change of control (as defined in the Divestiture Agreement) of Meteor Mobile during any of the Earn-Out Periods, the Company is entitled to receive an acceleration payment in cash, net of any Divestiture Earn-Out Amounts previously paid to the Company (the “Acceleration Payment”). If any of the Transferred Assets are sold independently from the other assets of Meteor Mobile, the Company will be entitled to (i) 50% of the aggregate consideration paid to Meteor Mobile for the Transferred Assets minus (ii) the aggregate amount of any Divestiture Earn-Out Amounts received by the Sellers by the date of the change of control, minus (iii) the aggregate amount of any Acceleration Payments previously paid through such date. If any of the Transferred Assets are sold contemporaneously with other assets of Meteor Mobile, the Company is entitled to (x) the aggregate consideration paid to Meteor Mobile for the Transferred Assets multiplied by the ratio of the trailing 12-month EBITDA of the Transferred Assets sold and the EBITDA of all assets sold minus (y) the aggregate amount of any Divestiture Earn-Out Amounts received by the Sellers by the date of the change of control, minus (z) the aggregate amount of any Acceleration Payments previously paid through such date. The minimum Acceleration Payment for the sale of “Paltalk,” “Camfrog” and “Vumber” is $1,650,000, $450,000 and $300,000, respectively, and the Acceleration Payments payable to the Company are capped at $5,000,000 in the aggregate.

In connection with the closing of the Divestiture, on the Closing Date, Paltalk Holdings and Meteor Mobile entered into a perpetual, irrevocable, royalty-free, fully paid-up, worldwide, non-exclusive license to use, reproduce, modify, display, distribute, and otherwise exploit the Vumber patent (the “Patent License Agreement”), subject to certain rights and restrictions. The Patent License Agreement will terminate upon the expiration of the Vumber patent unless earlier terminated pursuant to its terms.

The foregoing description of the Divestiture Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Divestiture Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report and is incorporated by reference herein.

Section 3 — Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report regarding the Acquisition Closing Stock Consideration and the Acquisition Earn-Out Stock Consideration is incorporated by reference into this Item 3.02. The issuance of the Acquisition Closing Stock Consideration was, and issuance of the Acquisition Earn-Out Stock Consideration, if any, will be, undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure required by this Item 3.03 is included in Item 5.03 of this Current Report and is incorporated herein by reference.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officers

Effective as of the Closing Date, the Company’s Board of Directors (the “Board”) (i) reaffirmed the appointment of certain executive officers to their existing roles, (ii) approved certain executive officer title changes and the modification of the duties of certain executive officers, and (iii) appointed Jared Mills, who previously served as the President of NTS, as the Company’s President such that, following the Acquisition Closing, the executive officers of the Company (the “Executive Officers”) have the respective titles and roles as set forth below (such changes as reflected below, the “Officer Appointments”):

Name	Former Title and Roles	New Title and Roles
Jason Katz	Chief Executive Officer, President and Chief Operating Officer	Chief Executive Officer
Kara Jenny	Chief Financial Officer	No change in title or role
Jared Mills	-	President
Adam Zalko	Senior Vice President	Chief Operating Officer

Mr. Mills, 51, is a seasoned technology and business leader with over 20 years of experience in Managed IT Services and Global Scale Multi-Site Private Cloud Datacenter Operations. Mr. Mills previously served as President, Chief Operating Officer and as a director of NTS from March 2019 to January 2025, where he was responsible for overseeing day-to-day operations in sectors such as technology, sales, marketing and service delivery, with a focus on driving profitability and revenue growth. Mr. Mills also served as Chief Technology Officer of Newtek and Newtek Bank from December 2022 to January 2025, where he led the development and execution of technology strategy and oversaw software development, data management, cybersecurity and infrastructure. From December 2021 to December 2023, Mr. Mills served as President, Chief Operating Officer and as a director of Cloud Nine Solutions, Inc., a subsidiary of Newtek and Certified MBE consulting company. From April 2016 to March 2019, Mr. Mills served as Director of Sales and Business Development at Enterprise Technology Services, an IT infrastructure management company. Mr. Mills’s background and experience as a lead executive officer and board member of technology driven companies provides him with extensive and valuable knowledge of managing diverse teams, transforming operations, and creating resilient, high-performance infrastructure.

Except as pursuant to the Acquisition Agreement and the Mills Employment Agreement (as defined and described below), there are no arrangements or understandings between Mr. Mills and any other persons pursuant to which Mr. Mills was named President of the Company. In addition, there are no transactions between the Company and Mr. Mills or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Executive Officer Employment Agreements

Effective as of the Acquisition Closing and in connection with the Officer Appointments, the Company entered into executive employment agreements with each of the Executive Officers as described below.

Katz Employment Agreement

On the Closing Date, the Company entered into a Second Amended and Restated Executive Employment Agreement with Jason Katz, the Company’s Chief Executive Officer (the “Katz Employment Agreement”), which amends and restates Mr. Katz’s existing employment agreement with the Company, dated as of March 23, 2022. Except as provided herein, all other terms and conditions of the Katz Employment Agreement are substantially the same as such terms and conditions under the prior employment agreement between the Company and Mr. Katz.

The Katz Employment Agreement, among other things, (i) modifies Mr. Katz’s title and duties to reflect his role of Chief Executive Officer and (ii) provides that if Mr. Katz’s employment is terminated by the failure of the Company to renew the Katz Employment Agreement for a renewal term or is terminated by the Company without “cause” (as defined in the Katz Employment Agreement) or if Mr. Katz resigns for “good reason” (as defined in the Katz Employment Agreement), then, subject to Mr. Katz’s execution of a general release of claims in favor of the Company and compliance with certain other restrictive covenants in the Katz Employment Agreement, the Company will (A) pay Mr. Katz severance equal to one times Mr. Katz’s then-current annualized base salary, less the amount of all compensation paid to Mr. Katz during the then-current term of the Katz Employment Agreement; provided, that in no event will such payment equal less than four months of Mr. Katz’s then-current annualized base salary, and (B) continue to pay Mr. Katz’s health insurance premiums for the earlier of the remainder of the then-current term of the Katz Employment Agreement or the date Mr. Katz’s coverage terminates for any reason.

The foregoing description of the Katz Employment Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Katz Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Jenny Employment Agreement

On the Closing Date, the Company entered into a Second Amended and Restated Executive Employment Agreement with Kara Jenny, the Company’s Chief Financial Officer (the “Jenny Employment Agreement”), which amends and restates Ms. Jenny’s existing employment with the Company, dated as of March 23, 2022. Except as provided herein, all other terms and conditions of the Jenny Employment Agreement are substantially the same as such terms and conditions under the prior employment agreement between the Company and Ms. Jenny.

The Jenny Employment Agreement, among other things, (i) increases Ms. Jenny’s annualized base salary from $285,000 to $310,000, effective retroactively as of January 1, 2025, and (ii) provides that if Ms. Jenny’s employment is terminated by the failure of the Company to renew the Jenny Employment Agreement for a renewal term or is terminated by the Company without “cause” (as defined in the Jenny Employment Agreement) or if Ms. Jenny resigns for “good reason” (as defined in the Jenny Employment Agreement), then, subject to Ms. Jenny’s execution of a general release of claims in favor of the Company and compliance with certain other restrictive covenants in the Jenny Employment Agreement, the Company will pay (A) Ms. Jenny severance equal to one times Ms. Jenny’s then-current annualized base salary, less the amount of all compensation paid to Ms. Jenny during the then-current term of the Jenny Employment Agreement; provided, that in no event will such payment equal less than four months of Ms. Jenny’s then-current annualized base salary, and (B) continue to pay Ms. Jenny’s health insurance premiums for the earlier of the remainder of the then-current term of the Jenny Employment Agreement or the date Ms. Jenny’s coverage terminates for any reason.

The foregoing description of the Jenny Employment Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Jenny Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference herein.

New Executive Officer Employment Agreements

On the Closing Date, the Company entered into an Executive Employment Agreement with Adam Zalko, the Company’s Chief Operating Officer (the “Zalko Employment Agreement”). The Zalko Employment Agreement provides that Mr. Zalko’s annualized base salary will be $265,000 (an increase of $40,000 from his current salary), effective retroactively as of January 1, 2025. Commencing on January 1, 2026, if Mr. Zalko is still employed in good standing with the Company, Mr. Zalko will be entitled to receive an annualized base salary of $280,000, prorated for any partial years of employment with the Company. Mr. Zalko’s base salary will be reviewed by the Board annually and may be increased, but not decreased, at the discretion of Board.

Also on the Closing Date, the Company entered into an Executive Employee Agreement with Jared Mills, the Company’s President (the “Mills Employment Agreement” and together with the Zalko Employment Agreement, the “New Executive Officer Employment Agreements”). The Mills Employment Agreement provides that Mr. Mills will be entitled to receive an annualized base salary of $325,000, which will be reviewed annually and may be increased, but not decreased, at the discretion of Board.

The New Executive Officer Employment Agreements have a one-year term with automatic successive one-year renewals, unless earlier terminated in accordance with the terms of the New Executive Officer Employment Agreements. Any annual incentive bonuses awarded pursuant to the New Executive Officer Employment Agreements will be determined by the Board, based on criteria to be established jointly by the Board and Messrs. Zalko and Mills, as applicable.

In addition, the New Executive Officer Employment Agreements provide that if either of Messrs. Zalko or Mills is terminated by the failure of the Company to renew the applicable New Executive Officer Employment Agreement for a renewal term, is terminated by the Company without “cause” (as defined in the New Executive Officer Employment Agreements) or resigns for “good reason” (as defined in the New Executive Officer Employment Agreements), then, subject to the applicable executive officer’s execution of a general release of claims in favor of the Company and compliance with certain other restrictive covenants in the applicable New Executive Officer Employment Agreement, the Company will (A) pay the applicable executive officer severance equal to one times such executive officer’s then-current annualized base salary, less the amount of all compensation paid to such executive officer during the then-current term of the applicable New Executive Officer Employment Agreement; provided, that in no event will such payment equal less than four months of such executive officer’s then-current annualized base salary, and (B) continue to pay such executive officer’s health insurance premiums for the earlier of the remainder of the then-current term of the applicable New Executive Officer Employment Agreement or the date such executive officer’s coverage terminates for any reason.

The New Executive Officer Employment Agreements also contain customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation and non-disparagement.

The foregoing descriptions of the Zalko Employment Agreement and the Mills Employment Agreement are summaries only, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Zalko Employment Agreement and the Mills Employment Agreement, copies of which are filed as Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report and are incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Name Change and Ticker Change

In connection with the Acquisition Closing, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Charter” and such amendment, the “Charter Amendment”), to change its corporate name from “Paltalk, Inc.” to “Intelligent Protection Management Corp.”, effective as of the Closing Date (the “Name Change”). In connection with the Charter Amendment, the Board authorized and approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”) to update the Bylaws to reflect the Company’s new name (the “Bylaws Amendment”). In connection with the Name Change, the ticker symbol for the Company’s Common Stock on The Nasdaq Capital Market will change from “PALT” to “IPM” (the “Ticker Change”). Trading under the new ticker symbol will be effective as of the opening of trading hours on January 6, 2025. The CUSIP number of the Company’s Common Stock will not change as a result of the Name Change or Ticker Change.

The Name Change and Ticker Change do not affect the rights of the Company’s security holders. The Company’s Common Stock will continue to be listed on The Nasdaq Capital Market. Following the Name Change, any stock certificates that reflect the former name of the Company will continue to be valid. Certificates or book-entry designations reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

The foregoing descriptions of the Charter Amendment and the Bylaws Amendment are summaries only, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Charter Amendment and Bylaws Amendment, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report and are incorporated by reference herein.

Series A Non-Voting Common Equivalent Stock

On December 30, 2024, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designations designating the Preferred Stock (the “Certificate of Designations”), and establishing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of the shares of Preferred Stock. The total number of authorized shares of Preferred Stock is 9,000,000 shares.

Maturity

The shares Preferred Stock are perpetual securities, unless converted in accordance with the Certificate of Designations.

Voting Rights

Holders of Preferred Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to the Charter or the Certificate of Designations that significantly and adversely affect the preferences, rights, privileges or powers of the Preferred Stock.

Ranking

Except with respect to the liquidation preference described below, the Preferred Stock ranks equally with the Company’s Common Stock with respect to dividends or distributions declared by the Board, and rights upon any liquidation, dissolution, winding up or similar proceeding of the Company, as provided in the Charter.

Conversion and Transfer

Each share of Preferred Stock will automatically convert into one share of Common Stock upon the consummation of a transfer by a holder that is both (i) to a person who is not an affiliate of the holder for purposes of the BHCA and (ii) (A) to the Company; (B) in a widespread public distribution; (C) in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any class of voting securities of the Company; or (D) to a purchaser that would control more than 50% of every class of voting securities of the Company without any transfer from the holder. The conversion rate applicable to the Preferred Stock is subject to certain customary anti-dilution adjustments.

Dividends

Holders of Preferred Stock are entitled to receive dividends at the same time and on the same terms as the holders of the Company’s Common Stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of the Company’s Common Stock. The Board cannot declare or pay any cash dividend or make cash distributions in respect of the Company’s Common Stock unless the Board declares and pays to the holders Preferred Stock at the same time and on the same terms as the holders of the Company’s Common Stock the dividend to which the shares of Preferred Stock are entitled.

Liquidation

In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of the Preferred Stock are entitled to receive, in preference to the holders of the Company’s Common Stock, an amount per share equal to $0.0001, and would then participate equally with the Company’s Common Stock in the remainder of the distributions.

Preemptive and Other Rights

The shares of Preferred Stock do not have any voting powers except as expressly described in the Certificate of Designations, and, except as may otherwise be required by law, do not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designations and in the Charter. The shares of Preferred Stock do not have preemptive or subscription rights.

Repurchases

Subject to the limitations imposed in the Certificate of Designations, the Company may purchase and sell shares of the Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine.

Sinking Fund

The shares of Preferred Stock are not subject to the operation of a sinking fund.

The foregoing description of the Preferred Stock is a summary only, does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Certificate of Designations, a copy of which is attached as Exhibit 3.3 to this Current Report and is incorporated by reference herein.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In order to align with the post-Acquisition business, effective on the Closing Date, the Board approved and adopted an amended Code of Conduct (the “Code of Conduct”) applicable to all employees, officers and directors of the Company, including its Chief Executive Officer, Chief Financial Officer and other executive officers. The changes to the Code of Conduct include, among other things: (i) clarifying the definition of perceived and actual conflicts of interest, (ii) providing additional detail regarding practices for handling proprietary information, (iii) clarifying that the Code of Conduct does not prohibit employees from reporting violations to law enforcement and other governmental agencies, and (iv) updating the process for reporting violations of the Code of Conduct and enforcement of any such violations. The adoption of the amended Code of Conduct did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Conduct.

A copy of the Code of Conduct will be available on the Company’s website at www.investors.ipm.com/corporate-governance. In the future, the Company intends to make any legally required disclosures regarding any amendments to the Code of Conduct or any waivers from a provision of the Code of Conduct on the website at the foregoing internet address.

Additionally, effective on the Closing Date, the Board approved and adopted an amended Whistleblower Policy (the “Whistleblower Policy”). The changes to the Whistleblower Policy include, among other things: (i) defining the individuals covered by the Whistleblower Policy, (ii) clarifying that the Whistleblower Policy does not prohibit employees from reporting violations to law enforcement and other governmental agencies, (iii) describing the role of the Audit Committee of the Board and Chief Financial Officer with respect to handling reports made under the Whistleblower Policy, and (iv) expanding provisions prohibiting retaliation for reports made under the Whistleblower Policy. Complaints under the Whistleblower Policy can be made through the Company’s Compliance/Whistleblower Hotline, which is administered through a third party on a confidential, anonymous basis, and is accessible at reports.syntrio.com/IPM.

The foregoing descriptions of the Code of Conduct and the Whistleblower Policy are summaries only, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the Code of Conduct and the Whistleblower Policy, copies of which are filed as Exhibits 14.1 and 14.2, respectively, to this Current Report and are incorporated by reference herein.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of the Acquisition, the Divestiture and the related transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated into this Item 7.01 by reference herein.

The information included under Item 7.01 of this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited and unaudited historical financial statements and related notes thereto set forth under the caption “Index to NTS Financial Information” on pages F-2 through F-42 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2024 (the “Proxy Statement”) are hereby incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information and related notes thereto set forth under the caption “Unaudited Pro Forma Condensed Combined Financial Information” on pages 83 through 94 of the Proxy Statement are hereby incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description
2.1#	Agreement and Plan of Merger, dated August 11, 2024, by and among Paltalk, Inc., PALT Merger Sub 1, Inc., PALT Merger Sub 2, LLC, Newtek Technology Solutions, Inc. and NewtekOne, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of the Company filed on August 12, 2024 by the Company with the SEC).
2.2#*	Asset Purchase Agreement, dated November 7, 2024, by and among Paltalk, Inc., Paltalk Holdings, Inc., Paltalk Software, Inc., Camshare, Inc., A.V.M. Software, Inc., Vumber, LLC, and Meteor Mobile Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of the Company filed on November 8, 2024 by the Company with the SEC).
3.1	Certificate of Amendment to the Certificate of Incorporation of Intelligent Protection Management Corp.
3.2	Amendment to the Amended and Restated Bylaws of Intelligent Protection Management Corp.
3.3	Certificate of Designations of Series A Non-Voting Common Equivalent Stock of Intelligent Protection Management Corp.
10.1	Registration Rights Agreement, dated January 2, 2025, by and between Intelligent Protection Management Corp. and NewtekOne, Inc.
10.2	Second Amended and Restated Executive Employment Agreement, dated January 2, 2025, by and between Intelligent Protection Management Corp. and Jason Katz.
10.3	Second Amended and Restated Executive Employment Agreement, dated January 2, 2025, by and between Intelligent Protection Management Corp. and Kara Jenny.
10.4	Executive Employment Agreement, dated January 2, 2025, by and between Intelligent Protection Management Corp. and Adam Zalko.
10.5	Executive Employment Agreement, dated January 2, 2025, by and between Intelligent Protection Management Corp. and Jared Mills.
14.1	Code of Conduct of Intelligent Protection Management Corp.
14.2	Whistleblower Policy of Intelligent Protection Management Corp.
23.1	Consent of Grassi & Co., CPAs, P.C., independent certified public accountants of Newtek Technology Solutions, Inc.
99.1	Press Release of Intelligent Protection Management Corp., dated January 2, 2025 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC or its staff upon request.
*	Certain confidential information has been excluded pursuant to Item 601(b)(2)(ii) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2025

INTELLIGENT PROTECTION MANAGEMENT CORP.

	By:	/s/ Jason Katz
Jason Katz
Chief Executive Officer